Exhibit 5.1

June 5, 2007

BB&T Corporation

200 West Second Street

Winston-Salem, NC 27101

Re:	Registration Statement on Form S-3 (Registration No. 333-134261)

Ladies and Gentlemen:

I am Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T Corporation, a financial holding company that is subject to regulation under the Bank Holding Act of 1956, as amended, and is organized under the laws of the State of North Carolina (the “Company”). My opinion has been requested with respect to certain matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of preferred securities of BB&T Capital Trust IV (referred to herein as “Trust Preferred Securities”), the Company’s Delaware statutory trust subsidiary (the “Trust”), and, in connection therewith, junior unsecured subordinated debt securities of the Company to be issued to the Trust (“Junior Subordinated Debt Securities”) and related guarantee by the Company of certain payments by the Trust (“Guarantee”). The securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Company’s and the Trust’s registration statement on Form S-3 (Registration No. 333-134261), as it may be amended from time to time (the “Registration Statement”), to which this opinion is an exhibit.

I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company; (ii) the Junior Subordinated Indenture dated as of August 18, 2005 between the Company and U.S. Bank National Association, providing for the Junior Subordinated Debt Securities (the “Junior Subordinated Indenture”); (iii) the First Supplemental Indenture to Junior Subordinated Indenture dated as of August 18, 2005 between the Company and U.S. Bank National Association (the “First Supplemental Indenture”); (iv) the Second Supplemental Indenture to Junior Subordinated Indenture dated as of June 7, 2006 between the Company and U.S. Bank National Association; (v) the form of Guarantee Agreement for the Trust to be entered into between the Company, as guarantor, and U.S. Bank National Association (the “Second Supplemental Indenture”), as trustee, providing for the Guarantee (the “Guarantee Agreement”); and (vi) such other certificates, instruments and documents as I have considered appropriate for purposes of the opinions hereafter expressed. In rendering this opinion, I have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such review, I have assumed with your permission that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective; (ii) a prospectus supplement and, if necessary, a pricing supplement, will have been prepared and filed with

BB&T Corporation

June 5, 2007

the Securities and Exchange Commission describing any securities offered thereby; (iii) all securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and, if necessary, the applicable pricing supplement; (iv) the Junior Subordinated Indenture, the First Supplemental Indenture and the Second Supplemental Indenture were both duly executed and delivered by U.S. Bank National Association; (v) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) with respect to the issuance of any Trust Preferred Securities, the Junior Subordinated Indenture and the Guarantee Agreement will each have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the genuineness of all signatures and the legal competence of all signatories; (viii) the authenticity of all documents submitted to me as certified or photostatic copies; and (ix) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing) and the laws of the United States of America that are, in my experience, normally applicable to the transactions of the type provided for in the Registration Statement, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

Based upon and subject to the foregoing and the qualifications set forth below, I am of the opinion that:

(i)	When (a) the terms of any Junior Subordinated Debt Securities and of their issuance and sale have been duly established by an officer of the Company duly authorized by the board of directors to take such action and in conformity with the Junior Subordinated Indenture so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (b) such Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the Junior Subordinated Indenture and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus and pricing supplements relating thereto, then such Junior Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii)	When (a) the terms of the Guarantee and of its issuance have been duly established by an officer of the Company duly authorized by the board of directors to take such action and in conformity with such Guarantee Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (b) such Guarantee has been duly executed and authenticated in accordance with the Guarantee Agreement and issued as contemplated by the Registration Statement and any prospectus and pricing supplements relating thereto, then such Guarantee will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

BB&T Corporation

June 5, 2007

My opinions expressed herein are subject to the following:

(a)	The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors. This includes without limitation the effect of the Federal Bankruptcy Code in its entirety, including matters of contract rejection, fraudulent conveyance and obligation, turn-over, preference, equitable subordination, automatic stay, conversion of a non-recourse obligation in to a recourse obligation and substantive consolidation. This also includes state laws regarding fraudulent transfers, obligations, and conveyances, and state receivership laws.

(b)	The effect of general principles of equity, whether applied by a court of law or equity. This includes the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction, failure to perform or otherwise to act in accordance with an agreement by any person other than the client; (viii) the effect of Section 1-102(3) of the Uniform Commercial Code; and (ix) unconscionability.

This opinion is delivered as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption “Experts.” In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely,

/s/ M. Patricia Oliver, Esq.